Registration No. 333-______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Globalstar, Inc.
(Exact name of registrant as specified in its charter)
Delaware	41-2116508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1351 Holiday Square Blvd.
Covington, Louisiana 70433
(Address of principal executive offices) (Zip code)
Globalstar, Inc.
Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)
Rebecca S. Clary
Chief Financial Officer
Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share[2]	Proposed maximum aggregate offering price[2]	Amount of registration fee

Voting Common Stock,
$0.0001 par value (“Common Stock”)	8,010,922	$0.58	$4,646,344.76	$563.14
______________________________________________________________________________________________________
1 This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such registered shares pursuant to the antidilution provisions of the plan.
2 The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(h) under the Securities Act of 1933, upon the average of the high and low prices of the Common Stock on June 17, 2019, as reported on NYSE American.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Explanatory Note: This registration statement on Form S-8 registers an additional 8,010,922 shares of the Common Stock of Globalstar, Inc. which may be issued pursuant to the Globalstar, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”). The previous registration on Form S-8 (File No. 333-176281) registered 7,000,000 shares of Common Stock under the Plan. The contents of that registration statement are incorporated herein by reference except to the extent an Item is restated below.
Item 8.        Exhibits

5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Crowe LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature page)

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, as of June 18, 2019.
GLOBALSTAR, INC.

By: /s/ Rebecca S. Clary
     Rebecca S. Clary
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of Globalstar, Inc. whose signatures appear below, hereby constitute and appoint James Monroe III and Rebecca S. Clary, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S‑8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 18, 2019.

Signature	Title
/s/ James Monroe III James Monroe III	Executive Chairman of the Board
/s/ David B. Kagan David B. Kagan	Chief Executive Officer (Principal Executive Officer)
/s/ Rebecca S. Clary Rebecca S. Clary	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ James F. Lynch James F. Lynch	Director
/s/ Michael J. Lovett Michael J. Lovett	Director
/s/ Keith O. Cowan Keith O. Cowan	Director
/s/ Benjamin G. Wolff Benjamin G. Wolff	Director
/s/ Timothy E. Taylor Timothy E. Taylor	Director